Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 8, 2013 (except Note 21, as to which the date is June     , 2013), in the Registration Statement (Form 10) of Mirati Therapeutics, Inc. for the registration of its common stock.

Ernst & Young LLP

Montreal, Canada

The foregoing consent is in the form that will be signed upon the completion of the Arrangement as described in Note 21 to the consolidated financial statements.

Montreal, Canada	/s/ Ernst & Young LLP(1)
May 10, 2013

(1)CPA auditor, CA, public accountancy permit no. A120254